Exhibit 23.2

[KPMG Letterhead]

Consent of Independent Public Accountants

The Board of Directors

Fulton Financial Corporation:

We consent to the use of our report incorporated by reference herein and to the reference to our firm under the heading “Experts” in the prospectus.

/s/ KPMG	LLP

July 28, 2003.